STOCK OPTION AGREEMENT

     AGREEMENT made and entered into as of this 7th day of January, 1999 between MBIA Inc., a Connecticut corporation (the "Company"), and Joseph W. Brown, Jr. (the "Optionee").

                                   WITNESSETH:

     WHEREAS, the Company has established the MBIA Inc. 1987 Stock Option Plan, as amended (the "Plan") providing for the granting of options to purchase shares ("Stock Options") of Common Stock par value $1 per share, of the Company ("Shares") to key employees of the Company and certain wholly-owned subsidiaries of the Company; and

     WHEREAS, the Company has employed the Optionee pursuant to an offer letter dated January 7, 1999 ("Offer Letter"), under which the Optionee has agreed to become Chief Executive Officer of the Company on the terms and conditions set forth therein;

     WHEREAS, the Company is hiring the Optionee as a key employee of the Company and has determined it to be in the interest of the Company and its shareholders for the Optionee to be granted a stock option (the "Option") under the Plan as an inducement for him to agree to serve the Company and as an incentive for continuing effort during such service; and

     WHEREAS, the Compensation and Organization Committee (the "Committee") of the Board of Directors of the Company has determined to grant to the Optionee this Option, subject to the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Optionee (together, the "Parties") do hereby agree as follows:

     1. Grant. Pursuant to the terms and provisions of the Plan, and the action of the Committee, the Company hereby grants to the Optionee the right and option to purchase, on the terms and conditions hereinafter set forth, Eight Hundred Thousand (800,000) Shares.

     2. Option Price. The purchase price of each of the Shares subject to the Option (the "Option Price") is $67.875 per share, which is the Market Price (as defined in Section 20) of a Share on January 6, 1999.

     3. Term of Option Subject to the terms and provisions of the Plan and this Stock Option Agreement (the "Agreement"), this Option may be exercised during the periods set forth in Sections 4 and 5 below but no later than 11:59 p.m. on January 7, 2009 (the

"Option Period"). The Optionee's rights during the Option Period shall be subject to limitations as hereinafter provided and shall be subject to sooner termination as provided in Section 5.

         4.    Exercisability.

     (a) General Rule. Subject to the additional conditions set forth in Section 4(b) below, 100% of the Shares subject to the Option may be exercised, in whole or in part, and from time to time, on or after the earlier to occur of (i) January 7, 2008 or (ii) the later to occur of (1) January 7, 2002 and (2) the last day of a period of ten consecutive Trading Days on which a Share has traded at least $90 at any point during each such Trading Day, subject to exercise at an earlier date in the event of certain terminations of the Optionee's employment, as provided in Section 5. Upon the Option's becoming exercisable under this Agreement, it shall, except as expressly provided herein, be treated as fully vested and nonforfeitable in all respects.

     (b) Share Ownership Requirements. Notwithstanding anything else in this Agreement to the contrary, none of this Option shall become exercisable with respect to any Shares and shall be forfeited unless the Optionee shall "beneficially own" (within the meaning of both Rule 13d-3 and Rule 16a-1 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and as currently in effect) not later than February 8, 1999 Two Hundred Thousand (200,000) Shares and shall continuously own at least that number of Shares until the earliest to occur of
(i) a Change of Control, (ii) the termination of the Optionee's employment for any of the reasons described in Section 5(a), (b), (c) or (d) and (iii) January 7, 2004. On and after January 7, 2004 and prior to the occurrence of a Change of Control or the termination of the Optionee's employment for any of the reasons described in Section 5(a), (b), (c) or (d), this Option shall cease to be exercisable as to any Shares as to which the Option has not previously been exercised (and the Option shall be forfeited with respect to such number of Shares) on the first date, if any, as of which the Optionee ceases to "beneficially owe' (as defined in the previous sentence) at least the number of Shares determined pursuant to the following schedule:

--------------------------------------------------------------------------------
             Date                         Number of Shares Required to be Owned
--------------------------------------------------------------------------------
On and after January 7, 2004 and
prior to July 7, 2005                     150,000 Shares
--------------------------------------------------------------------------------
On or after July 7, 2005 and
prior to January 7, 2007                  100,000 Shares
--------------------------------------------------------------------------------
On or after January 7, 2007               50,000 Shares
--------------------------------------------------------------------------------


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


     Upon and after the occurrence of a Change of Control or the termination of the Optionee's employment for any of the reasons described in Section 5(a), (b),
(c) or (d), there shall be no requirement under this Agreement or other-wise that the Optionee continue to hold any Shares or any securities of the Company or any successor in interest to the Company.

     (c) Change of Control. Notwithstanding anything herein to the contrary, including, without limitation, Sections 4(a), 4(b) and 5, this Option shall upon any Change of Control (as defined in Section 20) immediately become fully exercisable; provided that, if the Change of Control occurs prior to January 7, 2000 and unless the Compensation & Organization Committee of the Board of Directors otherwise determines, only fifty percent (50%) of the Shares subject to this Option grant (i.e., 400,000 shares) will become exercisable upon the occurrence of a Change of Control. If in any transaction constituting a Change of Control, shareholders may exchange or sell their Shares for cash, securities or other property, this Option shall become exercisable to the extent provided in the immediately preceding sentence immediately prior to the occurrence of such Change of Control (but only after all material conditions to the consummation of such transaction have been satisfied) and the Optionee shall be afforded the opportunity to exercise this Option, in whole or in part, prior to such occurrence so that he may receive in respect of his Option Shares the same consideration received by such other shareholders.

     5. Termination of Employment.

     (a) Death. In the event that the Optionee dies while employed by the Company, this Option shall immediately become fully exercisable and the estate or other legal representative of the Optionee, or his successors and assigns as permitted under this Agreement, as the case may be, shall be entitled, during the period ending on the earlier of (i) the third anniversary of the Optionee's death and (ii) January 7, 2009, to exercise this Option with respect to all of the Shares then subject to this Option. To the extent any portion of this Option is not exercised on or before such earlier date, such unexercised portion of this Option shall expire. Notwithstanding any other provision of this Section 5, in the event the Optionee dies subsequent to the termination of his employment with the Company, but at a time at which all or a portion of this Option is exercisable pursuant to the provisions of this Section 5, the estate or other legal representative of the Optionee, or his successors and assigns as permitted under this Agreement, as the case may be, shall be entitled to exercise the portion of this Option that is exercisable at the date of the Optionee's death for the period otherwise specified in this Section 5 or, if longer, until the earlier of the first anniversary of the Optionee's death or January 7, 2009.

     (b) Disability. In the that event the Optionee's employment with the Company is terminated by either Party due to Disability (as defined in Section
20), this Option shall immediately become fully exercisable and the Optionee shall be entitled, during the period ending on the earlier of (i) the third anniversary of the date of Ms termination of

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


employment due to Disability and (ii) January 7, 2009, to exercise this Option with respect to all of the Shares then subject to this Option. To the extent any portion of this Option is not exercised on or before such earlier date, such unexercised portion of this Option shall expire.

     (c) Retirement. In the event that the Optionee's employment with the Company is terminated by his Retirement, the Optionee shall be entitled, during the period ending on the earlier of (i) the third anniversary of the date of his termination of employment due to Retirement and (ii) January 7, 2009, to exercise the Option with respect to the sum of (1) that number of Shares with respect to which the Optionee could have exercised the Option on the date of his Retirement, determined in accordance with Section 4 above, and (2) his Pro-Rata Percentage of any Shares as to which this Option is not exercisable at the date of his Retirement. To the extent any portion of this Option is not exercised on or before such earlier date, such unexercised portion of this Option shall expire. For this purpose, "Retirement" shall mean termination of the Optionee's employment, other than a termination by the Company for Cause or a termination to which Section 5(a), 5(b) or 5(d) applies after having completed at least five years of service as an employee of the Company and having attained age 55; and "Pro Rata Percentage" shall mean the percentage determined by dividing (i) the number of whole and partial months of the Optionee's employment from January 7, 1999 to the date of his Retirement by (ii) 108.

     (d) Termination Without Cause. In the event that the Optionee's employment is terminated (i) by the Company for any reason other than due to death or Disability or for Cause (as each such term is defined in Section 20) or (ii) by the Optionee through a Constructive Termination Without Cause (as defined in
Section 20), this Option shall immediately become fully exercisable and the Optionee shall be entitled, during the period ending on the earlier of (x) the fifth anniversary of the date of his termination of employment and (y) January 7, 2009, to exercise this Option with respect to all of the Shares then subject to this Option. To the extent any portion of this Option is not exercised on or before such earlier date, such unexercised portion of this Option shall expire.

     (e) Voluntary Termination. In the event that the Optionee terminates his employment with the Company voluntarily and none of Sections 5(a) through 5(d) apply, then the Optionee shall be entitled during the period ending on the earlier of (i) the first anniversary of his termination of employment and (H) January 7, 2009, to exercise the Option with respect to the number of Shares as to which the Option was exercisable by the Optionee at the date of such termination of employment. To the extent any portion of this Option is not exercised on or before such earlier date, such unexercised portion of this Option shall expire.

     (f) Termination following a Change of Control. Notwithstanding the preceding provisions of this Section 5, if the Optionee's employment terminates following or as a result of a Change of Control and this Option continues in effect after such a Change of

Control, the Optionee shall be entitled to exercise the Option until January 7, 2009 with respect to the number of Shares as to which the Option was exercisable by the Optionee at the date of such termination of employment and, if the Change of Control occurs prior to January 7, 2000, such additional number of Shares, if any, as to which the Option becomes exercisable by reason of the provisions of
Section 5(a), 5(b), 5(c) or 5(d).

     (g) Other Termination. In the event the Optionee's employment with the Company is terminated for any reason other than those described in subsection
(a), (b), (c), (d), (e) and (f) above, then the Optionee shall be entitled during the period ending on the earlier of (i) the three month anniversary of his termination of employment and (ii) January 7, 2009, to exercise the Option with respect to the number of Shares as to which the Option was exercisable by the Optionee at the date of such termination of employment. To the extent any portion of this Option is not exercised on or before such earlier date, such unexercised portion of this Option shall expire.

     (h) Committee Discretion. Without limiting the generality of the foregoing, the Committee shall have the authority in its discretion to provide terms and conditions with respect to the exercisability of the Option before or after termination of employment that are more favorable to the Optionee than those set forth in Section 4 or Section 5.

     6. No Rights of Shareholder or Continued Employment. The Optionee shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity. Neither the grant of this Option nor the exercise of such Option shall be construed as granting to the Optionee any right of continued employment, and the right of the Company to terminate the Optionee's employment at any time at will (whether by dismissal, discharge or otherwise) is specifically reserved.

     7. Exercise of Option.

     (a) Method of Exercise. In order to exercise this Option, in whole or in part, the Optionee (or any other person entitled to exercise this Option in accordance with the terms hereof) shall submit to the Company an instrument in writing (which shall be substantially in the form of Exhibit A hereto or in another form which shall contain the data required by such form) specifying the whole number of Shares in respect of which the Option is being exercised and accompanied by payment in full (or an arrangement for payment in full in accordance with Section 7(b)) of the aggregate Option Price for the Shares in respect of which the Option is being exercised. The number of Shares for which the Option has thus been exercised shall then promptly be issued by the Company (the "Option Shares") and a certificate promptly delivered to the Optionee (or such other person as shall be exercising this Option); provided, however, that the Company shall not be obligated to issue any Option Shares hereunder if the issuance of such Option Shares would violate any provisions of any applicable law or regulation of any governmental authority.

     (b) Method of Payment. Payment of the aggregate Option Price for Option Shares may be made (i) by delivery to the Company of cash or a check to the order of the Company in an amount equal to the aggregate Option Price of such Shares; (ii) by delivery to the Company of Shares then owned by the Optionee having an aggregate Market Price on the date of delivery equal to the aggregate Option Price of the Shares for which the Option is being exercised; (iii) through reasonable cashless exercise procedures that are from time to time established by the Company (which procedures the Company agrees to establish if requested by the Optionee) and that afford the Optionee the opportunity to sell immediately some or all of the Shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the aggregate Option Price of such Shares or (iv) by any combination of (i), (ii) or (iii).

     (c) Delivery of Shares in Payment of Option Price. Payment by delivery of Shares may be effected by delivering one or more stock certificates or otherwise by delivering Shares to the Company's reasonable satisfaction (including, without limitation, through an "attestation" procedure that is reasonably acceptable to the Company) in each case accompanied by such endorsements, stock powers, signature guarantees or other documents or assurances as may reasonably be required by the Company. If a certificate or certificates or other documentation representing Shares in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess number of Shares shall be returned by the Company. The Company need not accept fractional Shares.

     (d) Additional Company Obligations. The Company shall, upon and to the extent of any written request from the Optionee, use its reasonable commercial best efforts to assure that all Option Shares shall be, and shall remain, (i) fully registered (at the Company's expense) for issuance under the Securities Act of 1933, as amended; (ii) fully registered or qualified (at the Company's request) under such state securities laws as the Optionee may reasonably request, both for issuance and resale, (iii) listed on a national securities exchange or eligible for sale on the NASDAQ National Market; and (iv) validly issued, fully paid and nonassessable. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Agreement and shall pay all original issue taxes with respect to the issuance of Option Shares and all other fees and expenses incurred in connection therewith.

     8. Excise Tax. In the event that any payment or benefit made or provided to or for the benefit of the Optionee under this Agreement, or under any plan, agreement, program or arrangement of the Company or any of its affiliates (a, "Payment") is determined to be subject to any excise tax ("Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor section to such Section), the Company shall pay to the Optionee at or prior to the time any Excise Tax is payable with respect to such Payment (through withholding or otherwise), an additional amount which, after the imposition of all income, employment, excise and other taxes payable by the Optionee thereon, is equal to the sum of (i) the Excise Tax on






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


such Payment plus (ii) any penalty and interest assessments associated with such Excise Tax. The determination of whether any Payment is subject to the Excise Tax and, if so, the amount to be paid by the Company to the Optionee and the time of payment pursuant to this Section 8 shall be made by an independent, nationally recognized United States public accounting firm (the "Auditor") jointly selected by the Parties and paid by the Company. If the Parties cannot agree on the firm to serve as the Auditor, then the Parties shall each select one nationally recognized United States accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor, which firm shall not have acted in any way on behalf of the Company during the two years preceding its selection. The Parties shall cooperate with each other in connection with any proceeding or claim relating to the existence or amount of any liability for any Excise Tax. All expenses relating to any such proceeding or claim (including any attorneys' fees and other expenses associated therewith) shall be paid by the Company promptly upon demand by the Optionee, and any such payment shall be subject to gross up in the event that the Optionee is subject to any income tax, employment tax or Excise Tax on it. In the event that the Optionee is entitled to a gross-up from the Company under the provisions of this Agreement and any other agreement or arrangement with the Company, the payment, if any, to be made in respect of any Excise Tax under this Section 8 shall not be in addition to or duplicative of any such other payment.

     9. Adjustments for Changes in Structure and Special Transactions. In the event of any merger, consolidation, reorganization, recapitalization, spin-off, split-up, combination, share exchange, liquidation, dissolution, stock split, extraordinary cash dividend, stock dividend, distribution of stock or other property in respect of the Shares or other securities of the Company, or other change in corporate structure or capitalization affecting the Shares, appropriate adjustment(s) will be made in the number and kind of equity securities subject to this Option, the Market Price specified in Section 4(a)(i)(2), the number of Shares specified in Section 4(b) and/or in the Option Price or other terms and conditions of this Option and/or appropriate provision shall be made for supplemental payments of cash or other property, so as to avoid dilution or enlargement of the rights of the Optionee and of the economic opportunity and value represented by this Option. The Company will use its reasonable commercial best efforts to obtain the agreement of any successor in interest to provide the opportunity for the Optionee to receive options for its common equity in substitution for this Option, but shall not have any obligation to take any action that would be detrimental to the interests of the Company's shareholders.

     10. Deferral of Option Gains. The Optionee shall have the right, by furnishing written notice to the Company at least six months prior to any exercise of this Option, to elect to defer any gains realized upon such exercise. Any such deferral, including the manner of exercise of this Option in connection with such deferral, shall be made in such manner as may reasonably be required by the Company, including such requirements as may apply in order to defer such gains for Federal income tax purposes as the independent public accountants for the Company reasonably advise are necessary in order that such gains not result in a charge against the earnings of the Company. At the time the Optionee elects to defer such gains, such gains shall be deferred into any nonqualified deferral plan of the Company that accepts such deferrals on terms and conditions that satisfy the requirements of the preceding sentence. If no such plan is available, the Optionee may make an irrevocable written election to defer such gains into Share Units (with each Share Unit representing a Share, including the right to be credited with any dividends or other distributions that may be declared or made thereon during the period of the deferral). Amounts deferred under this Section 10 shall be paid out under the terms of the Optionee's election to defer.

     11. Relationship of this Agreement to the Plan and to the Letter Agreement. In the event of any inconsistency between the provisions of the Plan and the provisions of this Agreement, the Plan shall be deemed amended insofar as is necessary to conform the Plan to the provisions of this Agreement, and the provisions of this Agreement shall control. In the event of any inconsistency between the provisions of the Offer Letter and the provisions of this Agreement, the provisions of this Agreement shall control.

     12. Nonassignability of Option. This Option is personal and no rights granted hereunder may be transferred, assigned, pledged, hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process, except that this Option may be transferred, in whole or in part, (i) by will or the laws of descent and distribution; (ii) to any organization that is exempt from Federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code") or any private foundation that is exempt for Federal income taxation under Section 509 of the Code, provided that such organization or foundation agrees to be bound by the terms of this Agreement and any reasonable conditions that the Company may impose in order to assure compliance with its obligations under the Federal securities laws; and (iii) to any Immediate Family Member or to any trust, the sole beneficiaries of which are the Optionee and/or his Immediate Family Members, or to any entity (including, without limitation, any corporation, partnership or limited liability company) in which the Optionee, his Immediate Family Members or trusts, solely for the benefits of such persons hold all the beneficial interests, provided that such Immediate Family Members and/or trusts and/or other entities (and upon distribution their beneficiaries) are bound by the provisions of this Agreement. For purposes of this Agreement, the term "Immediate Family Member" shall mean the Optionee's parents and spouse and any of the lineal descendants of the Optionee, his spouse or either of his parents (including, without limitation, descendants by adoption). Any person or entity to whom this Option has been transferred in whole or in part in part in accordance with this Section 12 shall to the extent of the transfer, succeed to the rights of the Optionee under Sections 3, 4(a), 4(c), 5, 7, 8, 9, 17 and 18.

     13. Restrictions on Transfer of Option Shares. Neither Option Shares acquired on exercise of the Option, nor any interest in such Option Shares may be sold, assigned,

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


pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with the terms, conditions and restrictions as set forth in the Certificate of Incorporation or By-Laws of the Company, applicable federal and state securities laws or any other applicable laws or regulations, and the terms and conditions hereof.

     14. Withholding. The Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable tax withholding requirements ("tax obligations") arising out of this Agreement. Such tax obligations may be satisfied in any of the manners provided in Section 7(b) for payment of the purchase price of the Option Shares or, at the election of the Optionee, by authorizing the Company to withhold up to the greatest number of whole Shares that would otherwise would be delivered to the Optionee and that have an aggregate Market Price on the date of exercise equal to the amount of taxes required to be withheld.

     15. Amendment or Waiver. No provision of this Agreement may be amended unless such amendment is set forth in a writing signed by the Parties. No Waiver by any person of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or any subsequent time. To be effective, any waiver must be in writing signed by the waiving person.

     16. References and Headings. References herein to rights and obligations of the Optionee shall apply, where appropriate, to the estate or other legal representative of the Optionee or his successors and assigns as permitted under this Agreement, as the case may be, without regard to whether specific reference to such estate or other legal representative or his successors and assigns is contained in a particular provision of this Agreement. The headings of Sections contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     17. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (i) when delivered directly to the person concerned or (ii) three business days after being sent by postage-prepaid certified or registered mail or by nationally recognized overnight carrier, return receipt requested, duty addressed to the person concerned at the location indicated below (or to such changed address as such party may subsequently by similar process give notice of): If to the Company, at the Company's headquarters and to the attention of the Office of the Secretary. If to the Optionee, at the Company's headquarters and to the attention of the Optionee. If to a transferee permitted under Section 12, to the address (if any) supplied by the Optionee to the Company.

     18. Resolution of Disputes. Any dispute or controversy arising out of or relating to this Agreement, the Optionee's employment with the Company, or the termination thereof, shall be resolved by binding confidential arbitration, to be held in New York City

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


before three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each of the Parties shall be entitled to appoint one of the three arbitrators and the third arbitrator shall be appointed by the arbitrators appointed by the Parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof The Company shall promptly pay all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the Optionee (or his permitted successors and assigns) in resolving any claim raised in such an arbitration, other than any claim brought by the Optionee (or the Optionee's permitted successors and assigns) that the arbitrator(s) determine to have been brought
(i) in bad faith or (ii) without any reasonable basis. In the event that there is a dispute regarding the Optionee's rights under this Agreement, the Optionee shall have the right at any time and from time to time to deliver to the Company a written conditional exercise and sales notice with respect to all or any portion of this Option, the effect of which shall be to establish the Optionee's damages in the event that any proceeding is resolved in his favor assuming that he would have exercised the Option to the extent provided in such notice on the date of such notice and immediately sold the Option Shares related to such deemed exercise on such date at the Market Price. In the event that any such proceeding is resolved favorably to the Company and against the Optionee, any such conditional exercise and sales notice shall be deemed void and without effect, but the period during which the Option shall remain exercisable as otherwise specified in Section 5 shall in no event expire earlier than the earlier of (i) January 7, 2009 and (ii) 30 days after the arbitrator's decision is rendered in writing in favor of the Company.

     19. The Company's Representations. The Company represents and warrants that
(i) sufficient shares are available under the Plan for the grant of the Option hereunder; (ii) it is fully authorized by action of the Board and of the Committee (and of any other person or body whose action is required) to enter into this Agreement and to perform its obligations hereunder; (iii) the grant of this Option and this Agreement have been approved in accordance with Rule 16b-3(d)(1) promulgated under the 1934 Act; (iv) the execution, delivery and performance of this Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company; and (v) upon the execution and delivery of this Agreement by the Company and the Optionee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     20. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     (a) "Change of Control" shall mean the occurrence of any of the following events:

     (i) any "person", as such term is currently used is Section 13(d) or 14(d) of the 1934 Act, other than the Company, its majority owned subsidiaries, or any employee benefit plan of the Company or any of its majority-owned subsidiaries, becomes a "beneficial owner" (as such term is currently used in Rule 13d-3, as promulgated under the 1934 Act) of 25% or more of the Voting Power of the Company;

     (ii) a majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board who were serving on the Board on the date hereof, provided that any individual who becomes a director subsequent to that date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director for purposes of this subsection 20(a)(ii);

     (iii)  the  Board  adopts  any  plan  of  liquidation   providing  for  the
distribution of all or substantially all of the Company's assets;

     (iv) the stockholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of substantially all of the assets of the Company (a "Corporate Event"), as a result of which the shareholders of the Company immediately prior to such Corporate Event (the "Company Shareholders") shall not hold, directly or indirectly, immediately following such Corporate Event a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of substantially all of the Company's assets, each surviving, resulting or acquiring corporation; provided that, such a division or sale shall not be a Change of Control for purposes of this Agreement to the extent that, following such Corporate Event, the Executive continues to be employed by a surviving, resulting or acquiring entity with respect to which the Company Shareholders hold, directly or indirectly, a majority of the Voting Power immediately following such Corporate Event.

     (b) "Cause" shall mean: (i) the Optionee is convicted of a felony involving moral turpitude or (ii) the Optionee engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties for the Company, resulting, in either case, in material economic harm to the Company, unless the Optionee believed in good faith that such conduct was in, or not opposed to, the best interests of the Company. Notwithstanding the immediately preceding sentence, Cause shall not exist for purposes of this Agreement unless the following procedural requirements have been complied with. The Optionee shall be given written notice by the Board of its intention to terminate his employment for Cause, which notice shall state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based. The Optionee shall have the right to have a timely hearing before the Board, and to present evidence to the Board in defense of such proposed termination and to be represented and assisted by counsel at such hearing. A determination that Cause exists may only be made upon a vote of two-thirds of the members of the Board (excluding the Optionee) after such hearing and only on the basis of the grounds set forth in the notice initially sent to the Optionee regarding such action.

     (c) "Constructive Termination Without Cause" shall mean a termination by the Optionee of his employment with the Company on written notice given to the Company within 60 days following the occurrence, without Es prior written consent, of any of the following events:

     (i) the failure to elect or reelect the Optionee as Chief Executive Officer of the Company, as a member of the Board and, beginning on or after May 31, 1999, Chairman of the Board, or the removal of him from any such position other than in connection with an actual termination of employment by the Company for Cause in accordance with the provisions hereof;

     (ii) any material diminution in his duties or responsibilities, any change in the reporting structure so that the Optionee reports to someone other than the Board or (prior to June 1, 1999) its Chairman, or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to a chief executive officer (and, beginning as of May 31, 1999, a chairman of the board) of a publicly traded company of the same size and nature as the Company;

     (iii) any material breach of this Agreement by the Company or any other breach of this Agreement which is not cured by the Company within 10 business days of receipt by the Company of written notice thereof setting forth in reasonable detail the grounds on which such breach is alleged.

     (d) "Disability" shall mean the Optionee's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities as Chief Executive Officer of the Company for a period of 180 consecutive days as determined by an approved medical doctor. For this purpose, an approved medical doctor shall mean a medical doctor selected by the Parties. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

     (e) "Market Price", when used with respect to the price of Shares on a particular day, shall mean the closing price for which a Share is purchased that day (or, if such day is not a Trading Day, on the most recent preceding Trading Day on which such a purchase occurred) on the principal national securities exchange or national market system on which Shares are then listed or eligible for sale (or, if Shares are not listed or eligible for sale on any such exchange or market system, the price as determined by agreement between the Parties or, in the absence of such agreement, the price as determined in accordance with
Section 18).

     (f) "Person", when used in the definition of a Change of Control, shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act, as supplemented by Section 13(d)(3) of the 1934 Act; provided, however, that Person shall not include (i) the Company or any subsidiary of the Company or (ii) any employee benefit plan sponsored by the Company or any subsidiary of the Company.

     (g) "Trading Day" shall mean a day on which the principal national securities exchange or national market system on which Shares are then listed or eligible for sale is open for buying and selling Shares (or, if Shares are not listed or eligible for sale on any such exchange or market system, any day that is not a Saturday, a Sunday, or a legal holiday in New York City).

     (h) When used in the definition of a Change of Control, a specified percentage of "Voting Power" of a company shall mean such number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and "Voting Securities" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

     21. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut without regard to the principles of conflict of laws.

     22.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one document.

     23. Survival. The provisions of Sections 8, 10, 17, 18 and 19 shall survive the exercise or expiration of this Option.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                                     MBIA INC.

                                                     /s/ David H. Elliott
                                                     ---------------------------

                                                     OPTIONEE

                                                     /s/ [ILLEGIBLE]
                                                     ---------------------------

                                                                       EXHIBIT A

                        MBIA INC. 1987 STOCK OPTION PLAN
                              OPTION EXERCISE FORM

         Name: ____________________________________________________

         Address: _________________________________________________

         __________________________________________________________


         Social Security Number: _____________________

         Office Telephone Number:  ___________________

     Pursuant to the terms of the MBIA Inc. 1987 Stock Option Plan and the Stock Option Agreement entered into as of January 7, 1999, between MBIA, Inc. and Joseph W. Brown, Jr. (the "Agreement"), I hereby exercise the Option granted pursuant to the Agreement for the number of shares listed below:

1.   Number of shares as to which the option is being exercised: ________

2.   Per share exercise price: ________

3.   Method of payment: _________________________________________________

4.   If a cashless exercise, to be executed by:

     (  )   Smith Barney Shearson - White Plains, NY

     (  )   Other

     I understand that the amount by which the aggregate fair market value of the shares that I am purchasing exceeds the aggregate exercise price is subject to applicable income and employment tax withholding, I agree that the Company shall calculate the amount required by law to be withheld. The amount required to be withheld shall be satisfied as follows: ________________________________

Date:  _____________________              Signed: ____________________________

DO NOT WRITE BELOW THIS LINE _________________________________________________

Date Received: _________________      Fair Market Value: _____________________

RETURN TO THE SECRETARY OF MBIA INC.